EXECUTION COPY


                             NOTE PURCHASE AGREEMENT

                           Dated as of April 13, 1999

                                      Among

                                ATLAS AIR, INC.,

                            WILMINGTON TRUST COMPANY,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreement

                            WILMINGTON TRUST COMPANY,
                             as Subordination Agent

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                 as Escrow Agent

                                       and

                            WILMINGTON TRUST COMPANY,
                                 as Paying Agent








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                        INDEX TO NOTE PURCHASE AGREEMENT

                                                                           Page

SECTION 1.  Financing of Aircraft.............................................3
SECTION 2.  Conditions Precedent..............................................7
SECTION 3.  Representations and Warranties....................................7
SECTION 4.  Covenants........................................................10
SECTION 5.  Notices..........................................................11
SECTION 6.  Expenses.........................................................12
SECTION 7.  Further Assurances...............................................12
SECTION 8.  Miscellaneous....................................................12
SECTION 9.  Governing Law....................................................13


                                    Schedules

Schedule I        Aircraft and Scheduled Delivery Months
Schedule II       Pass Through Trust Agreements
Schedule III      Deposit Agreements
Schedule IV       Escrow and Paying Agent Agreements
Schedule V        Mandatory Document Terms
Schedule VI       Mandatory Economic Terms
Schedule VII      Aggregate Amortization Schedule

                                      Annex

Annex A..Definitions

                                    Exhibits

Exhibit A-1       Form of Leased Aircraft Participation Agreement
Exhibit A-2       Form of Lease
Exhibit A-3       Form of Leased Aircraft Indenture
Exhibit A-4       Form of Aircraft Purchase Agreement Assignment
Exhibit A-5       Form of Leased Aircraft Trust Agreement
Exhibit B         Form of Delivery Notice
Exhibit C-1       Form of Owned Aircraft Participation Agreement
Exhibit C-2       Form of Owned Aircraft Indenture


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                             NOTE PURCHASE AGREEMENT

     This NOTE PURCHASE AGREEMENT, dated as of April 13, 1999, among (i) ATLAS AIR, INC., a Delaware corporation (the "Company"), (ii) WILMINGTON TRUST COMPANY ("WTC"), a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the four separate Pass Through Trust Agreements, (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (iv) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent") under each of the Escrow Agreements (as defined below), and (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow Agreements.

                              W I T N E S S E T H:

     WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

     WHEREAS, the Company has obtained commitments from the Manufacturer pursuant to the Purchase Agreement for the delivery of the five aircraft listed in Schedule I hereto (together with any aircraft substituted therefor in accordance with the Purchase Agreement and this Agreement prior to the delivery thereof, the "Aircraft");

     WHEREAS, pursuant to the Pass Through Trust Agreements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for all or a portion of the financing of the Aircraft;

     WHEREAS, the Company has entered into the Underwriting Agreement dated April 5, 1999 (the "Underwriting Agreement") with the several underwriters (the "Underwriters") named therein, which provides that the Company will cause each Pass Through Trustee to issue and sell the Certificates to the Underwriters;

     WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agents and the Depositary entered into the Deposit Agreements set forth in Schedule III hereto (the "Deposit Agreements") whereby the applicable Escrow Agent agreed to direct the Underwriters to make certain deposits referred to therein on the Issuance Date (the "Initial Deposits") and to permit the applicable Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively


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referred to as the "Deposits"), (ii) the Company and the Depositary entered into the Indemnity Agreement, dated as of the date hereof (the "Indemnity Agreement") and (iii) the Pass Through Trustees, the Underwriters, the Paying Agents and the Escrow Agents entered into the Escrow and Paying Agent Agreements set forth in
Schedule IV hereto (the "Escrow Agreements") whereby, among other things, (a) the Underwriters agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;

     WHEREAS, prior to the delivery of each Aircraft, the Company will determine whether to enter into a leveraged lease transaction as lessee with respect to such Aircraft (a "Leased Aircraft") or to purchase as owner such Aircraft (an "Owned Aircraft") and, in the case of an Owned Aircraft, whether Series A-2 Equipment Notes will be issued with respect to such Aircraft, and will give to the Pass Through Trustee a Delivery Notice (as defined below) specifying its election;

     WHEREAS, upon receipt of a Delivery Notice with respect to an Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such Aircraft;

     WHEREAS, upon the delivery of each Aircraft, each Pass Through
Trustee will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, (i) ABN AMRO Bank N.V., acting through its Chicago Branch, a bank organized under the laws of the Netherlands, entered into two revolving credit agreements for the benefit of the Certificateholders of the Class A-1 Pass Through Trust and the Class A-2 Pass Through Trust and Morgan Stanley Capital Services, Inc. entered into two revolving credit agreements for the benefit of the Certificateholders of the Class B Pass Through Trust and the Class C Pass Through Trust, in each case with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust (ABN AMRO Bank N.V., Chicago Branch, and Morgan Stanley Capital Services, Inc. are collectively referred to herein as the "Liquidity Providers", and the revolving credit agreements as the "Liquidity Facilities") and (ii) the Pass Through Trustee, the Liquidity Providers and the Subordination Agent entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement");

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Financing of Aircraft. (a) The Company confirms that it has entered into the Purchase Agreement with the Manufacturer pursuant to which the Company has agreed to purchase, and the Manufacturer has agreed to deliver, the Aircraft, all on and subject to terms and conditions specified in the Purchase Agreement. The currently scheduled delivery dates for the Aircraft are set forth in Schedule 1. The Company agrees to finance the Aircraft in


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the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

     (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than two Business Days' prior notice (a "Delivery Notice") of the scheduled delivery date (the "Scheduled Delivery Date") (or, in the case of a substitute Delivery Notice under Section 1(d) or (e) hereof, one Business Day's prior notice) in respect of each Aircraft under the Purchase Agreement, which notice shall:

          (i) specify whether the Company has elected to treat such Aircraft as a Leased Aircraft or an Owned Aircraft;

          (ii) specify the Scheduled Delivery Date of such Aircraft (which shall be a Business Day before the Cut-off Date and, except as provided in
     Section 1(e) hereof, the date (the "Funding Date") on which the financing therefor in the manner provided herein shall be consummated);

          (iii) instruct the Pass Through Trustee to instruct the relevant Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued in connection with the financing of such Aircraft;

          (iv) instruct the Pass Through Trustee to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date specified in such Delivery Notice and to perform its obligations thereunder;

          (v) specify the aggregate principal amount of each series of Equipment Notes to be issued, and purchased by the Pass Through Trustee, in connection with the financing of such Aircraft scheduled to be delivered on such Funding Date (which shall in all respects comply with the Mandatory Economic Terms); and

          (vi) if such Aircraft is to be a Leased Aircraft, certify that the related Owner Participant (A) is not an Affiliate of the Company (unless prior Rating Agency Confirmation permitting the use of an Affiliate has been obtained) and (B) based on the representations of such Owner Participant, is either (1) a Qualified Owner Participant or (2) any other person the obligations of which under the Owner Participant Agreements (as defined in the applicable Participation Agreement) are guaranteed by a Qualified Owner Participant.

     (c) Upon receipt of a Delivery Notice, the Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement specified in such Delivery Notice, provided that, (i) the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms and (ii) subject to the next two succeeding sentences, such Participation Agreement and the other Lease Financing Agreements or Owner


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Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects. The
Leased Aircraft Participation Agreements and other Lease Financing Agreements may contain modifications, provided, however, that with respect to any material modifications (other than modifications affecting only the Owner Participant), a Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company and delivered by the Company to the applicable Pass Through Trustee on or before the relevant Delivery Date. If Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent Aircraft (or Substitute Aircraft) without material modifications, no additional Rating Agency Confirmation shall be required. Notwithstanding the foregoing, if any Financing Agreement annexed hereto shall not have been reviewed by either Rating Agency prior to the Issuance Date, then, prior to the use thereof in connection with the financing of any Aircraft hereunder, the Company shall obtain from each Rating Agency a confirmation that the use of such Financing Documents would not result in (x) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (y) a withdrawal or suspension of the rating of any Class of Certificates. With respect to each Aircraft, the Company shall cause Wilmington Trust Company (or such other person that meets the eligibility requirements to act as loan trustee under the Leased Aircraft Indenture or Owned Aircraft Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of either Rating Agency or of Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co., the Company shall deliver or cause to be delivered to such requesting entity a true and complete copy of each Financing Agreement relating to the financing of each Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.


     (d) If after giving any Delivery Notice, there shall be a delay in the delivery of an Aircraft, or if on the Scheduled Delivery Date of an Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto a substitute Delivery Notice specifying the date to which such delivery and related financing shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each applicable Pass Through Trustee shall comply with its obligations under Section 5.01 of each of the Trust Supplements and thereafter the financing of the relevant Aircraft shall take place on the re-scheduled Delivery Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

     (e) Anything in this Section 1 to the contrary notwithstanding, the Company shall have the right at any time on or before the Scheduled Delivery Date of any Aircraft, and subsequent to its giving a Delivery Notice therefor, to postpone the Scheduled Delivery Date of such Aircraft so as to enable the Company to change its election to treat such Aircraft as a Leased Aircraft or an Owned Aircraft by written notice of such postponement to the other parties hereto. The Company shall subsequently give the parties hereto a substitute Delivery Notice complying with the provisions of Section 1(b) hereof and specifying the new Funding Date for such postponed Aircraft (which shall be a Business Day occurring before the Cut-off Date and on which the Escrow Agents shall be entitled to withdraw Deposits under each of the applicable Deposit Agreements sufficient to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). In addition, the Company shall have the further right, anything in this Section 1 to the contrary notwithstanding, to accept delivery of an Aircraft under the Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such Aircraft and promptly thereafter give the parties hereto a Delivery Notice specifying a Funding Date not later than 60 days after the Delivery Date of such Aircraft and no later than the Cut-off Date and otherwise complying with the provisions of Section 1(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such Aircraft on the re-scheduled Funding Date therefor except (i) the re-scheduled Funding Date shall be deemed the Delivery Date of such Aircraft for all purposes of this Section 1 and (ii) the related Financing Agreements shall be amended to reflect the original delivery of such Aircraft to the Company.

     (f) If the Scheduled Delivery Date for any Aircraft is delayed (a) more than 30 days beyond the last day of the month set forth opposite such Aircraft under the heading "Scheduled Delivery Months" in Schedule I hereto or (b) beyond the Delivery Period Termination Date, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (a "Substitute Aircraft"): (i) a Substitute Aircraft must be a Boeing 747-400F aircraft manufactured after 1993, so long as after giving effect thereto such substitution does not vary the Mandatory Economic Terms, and (ii) the Company shall be obligated to obtain Rating Agency Confirmation in respect of the replacement of any Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such Aircraft.

     (g) The Company shall have no liability for the failure of any Pass Through Trustee to purchase Equipment Notes with respect to any Aircraft or Substitute Aircraft, other than the Company's obligation, if any, to pay the Deposit Make-Whole Premium pursuant to Section 4(a)(i) of this Agreement.

     (h) The parties agree that if, in connection with the delivery of an Aircraft or Substitute Aircraft, any Owner Participant who is to be a party to any Lease Financing Agreement shall not be a "Citizen of the United States" within the meaning of Section 40102(a)(15) of the Act, then the applicable Lease Financing Agreements shall be modified, consistent with the Mandatory Document Terms, to require such Owner Participant to enter into a voting trust, voting powers, control rights or similar arrangement satisfactory to the Company that (A) enables such Aircraft or Substitute Aircraft to be registered in the United States and (B) complies with the FAA regulations issued under the Act applicable thereto.

     (i) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

     SECTION 2. Conditions Precedent. The obligation of the Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Delivery Notice and to perform its obligations under such Participation Agreement is subject to satisfaction of the following conditions:

               (a) no Triggering Event shall have occurred; and

               (b) the Company shall have delivered to each such Pass Through Trustee and each Liquidity Provider a certificate stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms and
          (ii) any substantive modification of such Financing Agreements from the forms thereof attached to this Agreement do not materially and adversely affect the Certificateholders, and such certification shall be true and correct.

               Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-off Date.

     SECTION 3. Representations and Warranties. (a) The Company represents and warrants that:

               (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in 49 U.S.C. Section 40102 and a U.S. Air Carrier, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

               (ii) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               (iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

     (b) WTC represents and warrants that:

               (i) WTC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in 49 U.S.C. Section 40102, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

               (ii) the execution and delivery by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               (iii) this Agreement constitutes the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

     (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.04 of each Trust Supplement are true and correct as of the date hereof.

     (d) The Subordination Agent represents and warrants that:

               (i) the Subordination Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

               (ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

               (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

     (e) The Escrow Agent represents and warrants that:

               (i) the Escrow Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow Agreement and to carry out the obligations of the Paying Agent under each of the Escrow Agreements;

               (ii) the execution and delivery by the Escrow Agent of each of the Escrow Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               (iii) each of the Escrow Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

     (f) The Paying Agent represents and warrants that:

               (i) the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Escrow Agreement and to carry out the obligations of the Paying Agent under each of the Escrow Agreements;

               (ii) the execution and delivery by the Paying Agent of each of the Escrow Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               (iii) each of the Escrow Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

     SECTION 4. Covenants. (a) The Company covenants with each of the other parties hereto that:

               (i) on the date that the Depositary is obligated to pay the amount of the Final Withdrawal to the Paying Agent pursuant to a Deposit Agreement relating to any Trust, the Company shall pay to the Pass Through Trustee of such Trust no later than 12:30 p.m. (New York time) an amount equal to the Deposit Make-Whole Premium, if any, required to be paid in respect of such Final Withdrawal amount;

               (ii) subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

               (iii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle (i) in the case of Leased Aircraft, the Owner Trustee (and the Loan Trustee as assignee of the Owner Trustee's rights under each Lease) to the rights afforded to lessors of aircraft equipment under
          Section 1110 and (ii) in the case of Owned Aircraft, the Loan Trustee to the rights afforded to secured parties of aircraft equipment under
          Section 1110;

               (iv) Section 13.2.1 of the form of each Lease is hereby incorporated by reference herein;

               (v) the Company agrees to provide written notice to each of the parties hereto of the occurrence of the Cut-off Date no later than one Business Day after the date thereof; and

               (vi) the Company shall not issue Series D Equipment Notes pursuant to any Owned Aircraft Indenture unless it shall have obtained written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

     (b) WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in 49 U.S.C. Section 40102 and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 8.02 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

     SECTION 5. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement.

     SECTION 6. Expenses. (a) The Company agrees to pay to the Subordination Agent when due an amount or amounts equal to the fees payable to the relevant Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series A-1 Equipment Notes, Series A-2 Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements.

     (b) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding and (C) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (iv) in the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith. For purposes of this Section 6(b), the terms "Applied Downgrade Advance", "Downgrade Advance", "Investment Earnings", "Non-Extension Advance" and "Applied Non-Extension Advance" shall have the meanings specified in each Liquidity Facility.

     SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

     SECTION 8. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

     (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow Agreements, the Paying Agent and its successors as Paying Agent under the Escrow Agreements and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

     (c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters and each of the beneficiaries of Section 6 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters and each of the beneficiaries of Section 6 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

     SECTION 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                ATLAS AIR, INC.


                                By: /s/ Richard H. Shuyler
                                    -----------------------------------
                                    Name:   Richard H. Shuyler
                                    Title:  Executive Vice President,
                                            Treasurer and Director

                                Address: 538 Commons Drive
                                         Golden, Colorado 80401
                                         Attention:     Chief Financial Officer
                                         Facsimile:     (303) 526-5051

                                WILMINGTON TRUST COMPANY,
                                     not in its individual capacity,
                                     except as otherwise expressly
                                     provided herein, but solely as
                                     Pass Through Trustee, Loan
                                     Trustee, Subordination Agent
                                     and Paying Agent, as applicable

                                By:  /s/ James P. Lawler
                                     -----------------------------------
                                     Name:   James P. Lawler
                                     Title:  Vice President

                                Address:    One Rodney Square
                                            1100 North Market Street
                                            Wilmington, Delaware
                                            19890-0001
                                            Attention: Corporate Trust Admin.

                                FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                  as Escrow Agent


                                By:  /s/ C. Scott Nielsen
                                     -------------------------------------
                                     Name:   C. Scott Nielsen
                                     Title:  Vice President

                                 Address: 79 South Main Street
                                          Salt Lake City, Utah 84111
                                          Attention:  Corporate Trust Department

                                  SCHEDULE I to
                             Note Purchase Agreement

                     AIRCRAFT AND SCHEDULED DELIVERY MONTHS

                                    Scheduled                  Expected                 Manufacturer's
                                     Delivery                Registration               Serial Number
Aircraft Type                          Month                     Number

Boeing 747-400F                 April 1999                      N495 MC                     29256
Boeing 747-400F                 June 1999                       N496 MC                     29257
Boeing 747-400F                 July 1999                       N497 MC                     29258
Boeing 747-400F                 August 1999                     N498 MC                     29259
Boeing 747-400F                 February 2000                   N499 MC                     29260

                                 SCHEDULE II to
                             Note Purchase Agreement

                                TRUST SUPPLEMENTS



Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Atlas Air Pass Through Trust, Series 1999-1A-1.

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Atlas Air Pass Through Trust, Series 1999-1A-2.

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Atlas Air Pass Through Trust, Series 1999-1B.

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Atlas Air Pass Through Trust, Series 1999-1C.

                                 SCHEDULE III to
                             Note Purchase Agreement

                               DEPOSIT AGREEMENTS


Deposit Agreement (Class A-1) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class A-2) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class B) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class C) dated as of the Issuance Date between the Depositary and the Escrow Agent.

                                 SCHEDULE IV to
                             Note Purchase Agreement

                       ESCROW AND PAYING AGENT AGREEMENTS


Escrow and Paying Agent Agreement (Class A-1) dated as of the Issuance Date among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class A-2) dated as of the Issuance Date among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class B) dated as of the Issuance Date among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class C) dated as of the Issuance Date among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

                                  SCHEDULE V to
                             Note Purchase Agreement

             MANDATORY DOCUMENT TERMS FOR LEASE FINANCING AGREEMENTS

o May not modify in any material adverse respect the Granting Clause of the Trust Indenture Form so as to deprive the Note Holders, the Loan Participants or the Indenture Indemnitees of a first priority security interest in and mortgage lien on the Aircraft and the Lease or to eliminate any of the obligations secured thereby or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Mortgagee the provisions of Article II or III or Section 4.02, 4.03, 4.04, 5.02, 5.06, 9.01(b), 10.04, 10.11 or 10.12 of the Trust Indenture Form.

o May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Mortgagee the provisions of Section 3.2.1(e), 3.3(c), 4.7, the final sentence of 7.1.1, 10.3.1(d)(ii), 13.3, 16, 18.3 or 18.7(a) or Clause D of
     Annex D of the Lease Form or otherwise modify the terms of the Lease Form so as to deprive the Mortgagee of rights expressly granted to the "Mortgagee" therein.

o May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Mortgagee the provisions of Section 5.1.9, 5.1.10, 5.1.11, 5.1.12, 7.5, 12,
     15.8(a) or 15.9 of the Participation Agreement Form or of the provisions of
     Section 5.1.2(xxiii) or 10.1.1(a)(iv) of the Participation Agreement Form so as to eliminate the requirement to deliver to the Loan Participant or the Mortgagee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of Section 7.6.11(a)(ii) of the Participation Agreement Form as regards the rights of the Mortgagee thereunder or otherwise modify the terms of the Participation Agreement Form to deprive the Trustees, the Subordination Agent, the Liquidity Providers or the Mortgagee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

o May not modify, in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Mortgagee, the definition of "Make Whole Amount" in Annex A to the Participation Agreement Form.

Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Mortgagee or the Certificateholders.

                                 SCHEDULE VI to
                             Note Purchase Agreement

                            MANDATORY ECONOMIC TERMS

Equipment Notes

Obligor:  Atlas Air or an Owner Trust

Maximum Principal Amount:

   The aggregate principal amount of all Equipment Notes issued with respect to an Aircraft shall not exceed the maximum principal amount of Equipment Notes indicated for such Aircraft as set forth in the Prospectus Supplement in "Prospectus Supplement Summary--Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of Equipment Notes".

Aggregate Maximum Principal Amount:

   For all Boeing 747-400F Aircraft $543,566,000

The aggregate original principal amount of all Equipment Notes for all Aircraft shall not exceed the aggregate face amount of all Certificates issued on the Issuance Date.

The aggregate original principal amount of all Equipment Notes of any series shall not exceed the aggregate face amount of all Certificates of the related Class issued on the Issuance Date.

Initial Loan to Aircraft Value with respect to an Aircraft (with the value of any Aircraft equal to the value (the "Assumed Appraised Value") for such Aircraft set forth in the Prospectus Supplement in "Prospectus Supplement Summary--Equipment Notes and the Aircraft" under the column "Appraised Base Value"):

   Series A-1:  not in excess of 39.0%
   Series A-2:  not in excess of 39.0%
   Series B:  not in excess of 53.0%
   Series C:  not in excess of 68.0%

Loan to Aircraft Value for each series of Equipment Notes issued in respect of each Aircraft (computed as of the date of issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption, as defined in the Prospectus Supplement) as of any Regular Distribution Date (assuming no default in the payment of the Equipment Notes):

   Series A-1:  not in excess of 39.0%
   Series A-2:  not in excess of 39.0%
   Series B:  not in excess of 53.0%
   Series C:  not in excess of 68.0%

Initial Average Life (in years) of each series of Equipment Notes for each Boeing 747-400F Aircraft from the Issuance Date:

   Series A-1:  not extend beyond 15.0 years
   Series B:  not extend beyond 12.0 years
   Series C:  not extend beyond 7.5 years

Average Life (in years):

   As of the Delivery Period Termination Date, the average life of the Class A-1 Certificates, the Class B Certificates and the Class C Certificates shall not be more than, respectively, 13.5 years, 11.0 years and 6.5 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

Final Expected Regular Distribution Date:

   Series A-1:  January 2, 2019
   Series A-2:  July 2, 2009, with no scheduled amortization
   Series B:  January 2, 2015
   Series C:  January 2, 2011

As of the Delivery Period Termination Date (assuming that Equipment Notes are acquired by the Pass Through Trusts for all of the Aircraft), the aggregate principal amount of the Series A-2 Equipment Notes shall equal the original face amount of the Class A-2 Certificates.

Debt Rate (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears):

   Series A-1:  7.20%
   Series A-2:  6.88%
   Series B:  7.63%
   Series C:  8.77%

The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Pass Through Trust.

Past Due Rates:            Debt Rate plus 2% per annum

Payment Dates:             January 2 and July 2

Make-Whole Amounts:        As provided in Article II of the form of Trust
                           Indenture marked as Exhibit A-3 of the Note Purchase
                           Agreement (the "Trust Indenture Form") or the Owned
                           Aircraft Indenture marked as Exhibit C-2 of the Note Purchase Agreement

Redemption and
Purchase:                  As provided in Article II of the Trust Indenture Form


Lease

Term: The Base Lease Term shall expire by its terms on or after final maturity date of the related
                           Series A-1 Equipment Notes

Lease Payment Dates:       January 2 and July 2,
                           provided that rent under a Lease may also be paid at the election of Atlas Air upon the commencement of such Lease and on any other date agreed between Atlas Air and the Owner
                           Participant that occurs after the latest maturity date of the Equipment Notes issued in connection with the acquisition of the Aircraft to which such Lease relates.

Minimum Rent: [Basic] Rent due and payable on each Lease Payment Date shall be at least sufficient to pay in full, as of such Lease Payment Date (assuming timely payment of the related Equipment Notes prior to such Date), the aggregate principal amount of scheduled installments due on the related Equipment Notes outstanding on such Lease Payment Date, together with accrued and unpaid interest thereon

Supplemental Rent:         Sufficient to cover the sums described in clauses
                           (a) through (d) of such term as defined in Annex
                           A to the form of Lease (the "Lease Form") marked as Exhibit A-2 of the Note Purchase Agreement

Stipulated Loss
Value: At all times equal to or greater than the then outstanding principal amount of the related Equipment Notes together with accrued interest thereon

Termination Value:         At all times equal to or greater than the then
                           outstanding principal amount of the related
                           Equipment Notes together with accrued interest thereon

All-risk Hull
Insurance:                 Not less than the Stipulated Loss Value or,
                           in the case of an Owned Aircraft, not less than the unpaid principal amount of the related Equipment Notes, subject to Lessees right to self-insure on terms no more favorable to Lessee in any material respect than those set forth in Section G of Annex D to the Lease Form

Minimum Liability
Insurance Amount:          As set forth in Schedule 1 to the Lease Form

Past Due Rate:             As set forth in Schedule 1 to the Lease Form

SLV Rate:                  As set forth in Schedule 1 to the Lease Form

Participation Agreement

         Mortgagee, Subordination Agent, Liquidity Providers, Guarantor, Pass Through Trustees, Escrow Agents and Note Holders shall be indemnified against Expenses and Taxes to the extent set forth in Section 9 of the form of the Participation Agreement marked as Exhibit A-1 to the Note Purchase Agreement (the "Participation Form"), Lease Form and Trust Indenture Form.

                                 SCHEDULE VII to
                             Note Purchase Agreement

                         AGGREGATE AMORTIZATION SCHEDULE

    Date      1999-1A-1 Trust         1999-1B Trust           1999-1C Trust
            Scheduled Principal     Scheduled Principal     Scheduled Principal
                 Payment                    Payment               Payment

                                   ANNEX A to
                             Note Purchase Agreement

                                   DEFINITIONS

     "ABN AMRO Liquidity Facility" means the Liquidity Facility between ABN AMRO Bank N.V., Chicago Branch, and the Subordination Agent.

     "Act" means 49 U.S.C. Section 40101-46507.

     "Adjusted Treasury Yield" means the Treasury Yield plus, in the case of a distribution to holders of (i) Class A-1 Certificates, 192 basis points, (ii) Class A-2 Certificates, 160 basis points, (iii) Class B Certificates, 235 basis points and, (iv) Class C Certificates, 337.5 basis points.

     "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Aircraft" has the meaning set forth in the second recital to the Note Purchase Agreement.

     "Aircraft Purchase Agreement Assignment" means a Purchase Agreement and Engine Warranties Assignment substantially in the form of Exhibit A-4 to the Note Purchase Agreement.

     "Assumed Amortization Schedule" means Schedule VII to the Note Purchase Agreement.

     "Average Life Date" means, for any Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.

     "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
Section 102 et seq.

     "Basic Pass Through Trust Agreement" means the Pass Through Trust Agreement dated as of April 1, 1999 between the Company and the Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

     "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Denver, Colorado, Wilmington, Delaware, Salt Lake City, Utah or Chicago, Illinois.

     "Certificateholder" means the Person in whose name a Certificate is registered in the Register.

     "Certificates" has the meaning set forth in the third recital to the Note Purchase Agreement.

     "Class" means the class of Certificates issued by each Pass Through Trust.

     "Class A-1 Pass Through Trust" means the Atlas Air Pass Through Trust, 1999-1A-1.

     "Class A-2 Pass Through Trust" means the Atlas Air Pass Through Trust, 1999-1A-2.

     "Class B Pass Through Trust" means the Atlas Air Pass Through Trust,
1999-1B.

     "Class C Pass Through Trust" means the Atlas Air Pass Through Trust,
1999-1C.

     "Company" means Atlas Air, Inc., a Delaware corporation.

     "Corporate Trust Office" with respect to any Pass Through Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

     "Cut-Off Date" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

     "Delivery Date" means the Business Day on which an Aircraft is delivered to and accepted by the Company.

     "Delivery Period Termination Date" means the earlier of (a) May 31, 2000 provided that, if a labor strike occurs at the Manufacturer on or prior to such date, such date shall be extended by adding thereto the number of days that such strike continued in effect and (b) the date on which Equipment Notes issued with respect to all of the Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

     "Deposit Agreements" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

     "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the related series of Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus the sum of (x) such

Class of Certificates' proportionate share (in the same proportion that the amount of unused Deposits with respect to such Class of Certificates bears to the unused Deposits with respect to all Classes of Certificates, disregarding for this purpose unused Deposits attributable to any Non-Delivery Redemption Amount) of the Par Redemption Amount and (y) the portion of the Non-Delivery Redemption Amount attributable to such Class, were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Pass Through Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Adjusted Treasury Yield over (b) the amount of such unused Deposits to be (and that have been) distributed to the holders of such Certificates minus the sum of
(x) such Class of Certificates' proportionate share of the Par Redemption Amount and (y) the portion of the Non-Delivery Redemption Amount attributable to such Class, plus accrued and unpaid interest on such net amount to but excluding such date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date).

     "Depositary" means Credit Suisse First Boston, a banking institution organized under the laws of Switzerland, acting through its New York Branch.

     "Deposits" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

     "Equipment Notes" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

     "Escrow Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

     "Escrow Agreements" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

     "FAA" means the Federal Aviation Administration of the United States.

     "Final Withdrawal" with respect to each Escrow Agreement, has the meaning set forth in Section 1.02 thereof.

     "Financing Agreements" means, collectively, the Lease Financing Agreements and the Owner Financing Agreements.

     "Funding Date" has the meaning set forth in the Section 1(b) of the Note Purchase Agreement.

     "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

     "Guarantee Agreement" has the meaning set forth in the Intercreditor Agreement.

     "Guarantor" has the meaning set forth in the Intercreditor Agreement.

     "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "Indentures" means, collectively, the Leased Aircraft Indentures and the Owned Aircraft Indentures.

     "Intercreditor Agreement" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

     "Issuance Date" means the date of the original issuance of the Certificates.

     "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

     "Lease" means a Lease Agreement substantially in the form of Exhibit A-2 to the Note Purchase Agreement.

     "Lease Financing Agreements" means, collectively, the Aircraft Purchase Agreement Assignment, the Leased Aircraft Participation Agreement, the Lease, the Leased Aircraft Indenture, the Equipment Notes issued thereunder and the Trust Agreement relating to the financing of a Leased Aircraft. "Leased Aircraft" means an Aircraft subject to a Lease.

     "Leased Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit A-3 to the Note Purchase Agreement.

     "Leased Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit A-1 to the Note Purchase Agreement.

     "Liquidity Facilities" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

     "Liquidity Providers" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

     "Loan Trustee" means the "Mortgagee" as defined in the Financing
Agreements.

     "Mandatory Document Terms" means the terms set forth on Schedule V to the Note Purchase Agreement.

     "Mandatory Economic Terms" means the terms set forth on Schedule VI to the Note Purchase Agreement.

     "Manufacturer" means The Boeing Company, a Delaware corporation, solely in its capacity as manufacturer of seller of the Aircraft.

     "Non-Delivery Redemption Amount" means the aggregate amount of Deposits relating to Aircraft that are or will not be delivered by the Manufacturer prior to the Delivery Period Termination Date due to any reason not occasioned by the Company's fault or negligence.

     "Note Purchase Agreement" means the Note Purchase Agreement to which this Annex A is attached.

     "Notice of Purchase Withdrawal" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

     "Operative Agreements" means, collectively, the Pass Through Trust Agreements, the Escrow Agreements, the Deposit Agreements, the Liquidity Facilities, the Guarantee Agreements, the Intercreditor Agreement, the Trust Agreements, the Equipment Notes, the Certificates and the Financing Agreements.

     "Owned Aircraft" means an Aircraft subject to an Owned Aircraft Indenture.

     "Owned Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit C-2 to the Note Purchase Agreement.

     "Owned Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit C-1 to the Note Purchase Agreement.

     "Owner Financing Agreements" means, collectively, the Owned Aircraft Participation Agreement, the Owned Aircraft Indenture and the Equipment Notes issued thereunder.

     "Owner Participant" means, with respect to any Leased Aircraft, the Person named as the Owner Participant in the Participation Agreement with respect to such Leased Aircraft.

     "Owner Trust" means with respect to any Leased Aircraft, the trust created by the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

     "Owner Trustee" means with respect to any Leased Aircraft, the "Owner Trustee" party to the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

     "Par Redemption Amount" means $10 million.

     "Participation Agreements" means, collectively, the Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements.

     "Pass Through Trust" has the meaning set forth in the third recital to the Note Purchase Agreement.

     "Pass Through Trust Agreement" means each of the four separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date, by and between the Company and the Pass Through Trustee.

     "Pass Through Trustee" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

     "Paying Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

     "Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

     "Prospectus Supplement" means the Prospectus Supplement dated April 5, 1999 relating to the Certificates.

     "Purchase Agreement" means the Purchase Agreement dated June 9, 1997 between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

     "Qualified Owner Participant" means any bank, trust company, insurance company, financial institution or corporation (other than, without the Company's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or Affiliate of any of the foregoing), in each case with a combined capital and surplus or net worth of at least $50,000,000.

     "Rating Agencies" means Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Rating Agency Confirmation" means, with respect to any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement (other than modifications affecting only the Owner Participant) or with respect to Substitute Aircraft, a written confirmation from each Rating Agency that the use of such Financing Agreement with such modifications or the substituting of such Substitute Aircraft for an Aircraft, whichever of the foregoing shall in a particular case require confirmation from such rating agencies, would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

     "Register" means the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to each Pass Through Trust.

     "Regular Distribution Dates" shall mean January 2 and July 2 of each year, commencing January 2, 2000.

     "Remaining Weighted Average Life" means, on a given date with respect to any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

     "Section 1110" means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

     "Series A-1 Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series A-1" thereunder.

     "Series A-2 Equipment Notes" means Equipment Notes issued under an Owned Aircraft Indenture and designated as "Series A-2" thereunder.

     "Series B Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series B" thereunder.

     "Series C Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C" thereunder.

     "Series D Equipment Notes" means Equipment Notes issued under an Owned Aircraft Indenture and designated as "Series D" thereunder.

     "Subordination Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

     "Substitute Aircraft" has the meaning set forth in Section 1(f) of the Note Purchase Agreement.

     "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

     "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

     "Treasury Yield" means, at the date of determination, with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

     "Triggering Event" has the meaning assigned to such term in the Intercreditor Agreement.

     "Trust Agreement" means a Trust Agreement substantially in the form of Exhibit A-5 to the Note Purchase Agreement.

     "Trust Supplement" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates of a class, (ii) the issuance of the Pass Through Certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Pass Through Certificates of such class are established.

     "WTC" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

                                 EXHIBIT A-1 to
                             Note Purchase Agreement

                 FORM OF LEASED AIRCRAFT PARTICIPATION AGREEMENT

                                 EXHIBIT A-2 to
                             Note Purchase Agreement

                                  FORM OF LEASE

                                 EXHIBIT A-3 to
                             Note Purchase Agreement

                        FORM OF LEASED AIRCRAFT INDENTURE

                                 EXHIBIT A-4 to
                             Note Purchase Agreement

                 FORM OF AIRCRAFT PURCHASE AGREEMENT ASSIGNMENT

                                 EXHIBIT A-5 to
                             Note Purchase Agreement

                     FORM OF LEASED AIRCRAFT TRUST AGREEMENT

                                  EXHIBIT B to
                             Note Purchase Agreement

                             FORM OF DELIVERY NOTICE
                                                                     [DATE]

Wilmington Trust Company
One Rodney Square
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention:  Corporate Trust Administration

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:  Corporate Trust Department

Moody's Investors Service, Inc.
99 Church Street
New York, N.Y.  10007
Attention:

Standard & Poor's Ratings Services
26 Broadway, 14th Floor
New York, N.Y.  10004
Attention:


Re:  Atlas Air, Inc.

Gentlemen:

     Reference is made to the Note Purchase Agreement dated as of April 13, 1999 (the "Note Purchase Agreement") among Atlas Air, Inc. ("Atlas"), Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, as Subordination Agent and as Paying Agent, and First Security Bank, National Association, as Escrow Agent.

     In accordance with Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you as follows:

               (i) Delivery of an Aircraft, and the consummation of the financing therefor, will take place on _________, which is a Business Day before the Cut-off Date.

               (ii) Atlas will treat the Aircraft as a [Leased] [Owned] Aircraft [in respect of which a Series A-2 Equipment Note will [not] be issued].

               (iii) [The Owner Participant (a) is not an Affiliate of the Company and (b) based on the representations of the Owner Participant, is a Qualified Owner Participant or is a person the obligations of which under the Owner Participant Agreements are guaranteed by a Qualified Owner Participant].(1)

               (iv) The aggregate principal amount of Series A-1 Equipment Notes to be issued and purchased by the Pass Through Trustee is $[_______].

               (v) The aggregate principal amount of Series B Equipment Notes to be issued and purchased by the Pass Through Trustee is $[_______].

               (vi) The aggregate amount of Series C Equipment Notes to be issued and purchased by the Pass Though Trustee is $[-------].

               [(vii) The aggregate amount of Series A-2 Equipment Notes to be issued and purchased by the Pass Though Trustee is $-------.]

     The undersigned hereby directs the Pass Through Trustee to (a) instruct the Escrow Agent to provide Notices of Purchase Withdrawal to the Depositary in respect of the Equipment Notes to be issued as specified above and (b) enter into the Participation Agreement included in the Financing Agreements with respect to the Aircraft on the date specified in clause (i) above and to perform its obligations thereunder.

                                     ATLAS AIR, INC.


                                     By:
                                         -------------------------------
                                         Name:
                                         Title:


----------

1  Include for Leased Aircraft only.

                                 EXHIBIT C-1 to
                             Note Purchase Agreement

                 FORM OF OWNED AIRCRAFT PARTICIPATION AGREEMENT

                                 EXHIBIT C-2 to
                             Note Purchase Agreement

                        FORM OF OWNED AIRCRAFT INDENTURE